EXHIBIT 99.1

       Express Scripts Second Quarter Pro Forma Net Income Up 38 Percent;
                          Membership Exceeds 40 Million

     ST. LOUIS,  July 19,  2000--Express  Scripts,  Inc. (NASD:  ESRX) announced second quarter 2000 pro forma net income of $22.9 million, or 59 cents per diluted share. The pro forma calculation excludes the previously announced $97.0 million non-cash, after-tax write-down of the company's 19.8 percent ownership interest in PlanetRx.com, Inc. Pro forma net income and diluted earnings per share for the second quarter increased 37.9 percent and 40.5 percent, respectively, from the pro forma second quarter of 1999. Second quarter 2000 net loss on a reported basis was $74.2 million or $1.93 per diluted share, compared with net income of $421,000 or 1 cent per diluted share on a reported basis for the same period last year.

     Express Scripts generated $98.0 million in cash flow from operations in the first six months of 2000, compared with $52.4 million in cash for the same period in 1999. Since the beginning of 2000, the company has prepaid $75.1 million in debt and repurchased 790,000 shares of its Class A Common Stock for $30.2 million. For the second quarter of 2000, the company generated $37.4 million of cash flow from operations.

     Express Scripts serves approximately 40.5 million members as of July 1, 2000, compared with 38.5 million at January 1, 2000, and 36.0 million members at July 1, 1999. These membership numbers exclude members served under the United HealthCare (UHC) contract which expired in May 2000 and for which the company has implemented a transition program. The company continues to serve 8.3 million UHC members as of July 1, 2000.

     "We continue to deliver strong earnings, cash flow and membership growth," stated Barrett Toan, president and chief executive officer. "We're particularly pleased that our continued strong membership growth will allow us to replace a significant portion of the UHC membership. Our performance demonstrates the effectiveness of our strategy to build on our earlier acquisitions, which provide the foundation for organic membership growth, cross-sales and continued profitability. Our independence, size, highly skilled employees, innovative clinical programs and strategic alliances allow us to successfully grow our business in all segments."

Strong Operating Results

     In the second quarter of 2000, revenues were $1.7 billion, a 65.9 percent increase over $996.7 million in the same period of 1999. The year-to-year increase is due primarily to increased membership, higher utilization and drug costs, and the conversion of Diversified Pharmaceutical Services (DPS) clients to use of Express Scripts' retail networks. Gross profit increased 8.4 percent to $137.4 million in the second quarter of 2000 from $126.8 million for the comparable period of 1999. Selling, general and administrative expenses (SG&A), excluding depreciation and amortization, were $69.0 million, an 8.7 percent increase over the $63.5 million reported for the comparable period of 1999.

     For the first six months of 2000, Express Scripts reported pro forma net income of $44.3 million, or $1.14 per diluted share. The pro forma calculation excludes the $97.0 million non-cash, after-tax write-down of the company's 19.8 percent ownership interest in PlanetRx.com, Inc. This compares with $30.1 million, or 82 cents per diluted share on a pro forma basis for the same period in 1999. The 1999 pro forma calculation excludes one-time charges and assumes that the company's 1999 equity and debt offerings took place on April 1, 1999. On a reported basis, the net loss for the first six months of 2000 was $52.7 million or $1.36 per diluted share, compared with net income of $14.0 million or 40 cents per diluted share on a reported basis in the first six months of 1999. Revenues grew 65.1 percent to $3.1 billion reflecting increased membership, higher utilization and drug costs, the April 1, 1999 acquisition of DPS, and the conversion of DPS clients to use of Express Scripts' retail networks.

Membership and Claims Growth

     Express Scripts' membership has grown to approximately 40.5 million members, excluding UHC. In addition to the strong membership growth, an additional 1.0 million of Express Scripts members began utilizing expanded services, contributing to the growth in mail pharmacy utilization and network claims. Mail pharmacy prescriptions filled, excluding UHC, increased to 3.7 million during the second quarter of 2000, a 60.6 percent increase compared with the second quarter of 1999. Pharmacy network claims processed, excluding UHC, increased to 58.2 million during the second quarter of 2000, a 4.1 percent increase over the same period one year ago.

     "Our growth reflects the effective integration of the ValueRx and DPS organizations, supporting our successful new business development and high retention rates," stated Toan. "Implementing best practices among the organizations also helps us improve our product offerings and successfully cross-sell additional services, such as more advanced formulary management, or the addition of mail or network service to current clients where only one of these services had been used previously."

System Integration Efforts Proceeding on Schedule

     Consolidating and streamlining computer systems is an important part of the integration plan for the ValueRx and DPS acquisitions. The company eliminated one of the claims processing platforms at the beginning of the second quarter, and has transferred the first tier of clients from its remaining legacy systems to the company's primary claims adjudication system.

Programs and Products Reinforce Industry Leadership

     Express Scripts reinforces its industry leadership and value to clients by continuing to enhance its full array of capabilities in the areas of benefit design, information technology, data collection and analysis, and clinical support.

     Express Scripts' fourth annual Drug Trend Report, one of the most thorough publicly available analyses of U.S. drug usage patterns and costs, was released during the second quarter at the company's annual Outcomes Conference. The conference was attended by approximately 1,000 people, including representatives from Express Scripts' client organizations and other industry-related professionals.

     "We produce this comprehensive Drug Trend Report and host the conference as one component of our overall business of helping health plan sponsors understand the dynamics of the pharmacy benefit. This enables our clients to provide a cost-effective pharmacy benefit that enhances health and encourages cost-effective behavior by plan participants," Toan said. "Our key differentiator is the full complement of our product offering, supported by both our proprietary intellectual capital and the effective investment of our economic capital."

     The company is continuing to invest in research and development to fund innovative programs such as the three-tier prescription co-pay plans, which help clients manage their drug trend. These plans have been documented as successfully lowering costs, while maintaining the overall quality of healthcare.

     Express Scripts also continues to expand its Internet initiatives. During the second quarter, the company announced separate agreements with Allscripts, Inc. and PocketScript, Inc. which will bring wireless handheld e-prescribing systems to thousands of physicians, giving them real-time access to current formulary and clinical information at the point of prescribing. The company has also expanded its online information and transaction capabilities for plan sponsors, medical professionals and members.

     Express Scripts, Inc. is one of the nation's leading independent full-service pharmacy benefit management (PBM) companies. Through facilities in seven states and Canada, the company serves thousands of clients throughout North America, including managed care organizations, insurance carriers, third-party administrators, employers and union-sponsored benefit plans.

     Express Scripts provides fully-integrated PBM services, including network claims processing, mail-order pharmacy services, benefit design consultation, drug utilization review, formulary management, disease management, medical and drug data analysis services, medical information management services (which include development of data warehouses to combine medical claims and prescription drug claims, disease management support services and outcome assessments through the company's Health Management Services division and Practice Patterns Science, Inc. subsidiary), and informed decision counseling services through its Express Health Line SM division. The company also provides non-PBM services, including infusion therapy services through its Express Scripts Infusion Services subsidiary and distribution services for specialty pharmaceuticals through its Specialty Distribution subsidiary. Express Scripts is headquartered in St. Louis, Missouri. More information can be found at http://www.express-scripts.com, which includes expanded investor information and resources.

SAFE HARBOR STATEMENT

     This press release contains forward-looking statements, including, but not limited to, statements related to the company's plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
(i) risks associated with the loss of the UHC account; (ii) risks associated with successfully implementing its Internet strategy; (iii) risks associated with acquisitions, including the ability to successfully integrate the operations of acquired businesses with our existing operations, client retention issues, and risks inherent in the acquired entities operations; (iv) risks associated with obtaining financing and capital; (v) risks associated with our ability to manage growth; (vi) competition, including price competition, competition in the bidding and proposal process and our ability to consummate contract negotiations with prospective clients; (vii) the possible termination of contracts with certain key clients or providers; (viii) the possible termination of contracts with certain pharmaceutical manufacturers, changes in pricing, discount, rebate or other practices of pharmaceutical manufacturers;
(ix) adverse results in litigation; (x) adverse results in regulatory matters, the adoption of adverse legislation or regulations, more aggressive enforcement of existing legislation or regulations (including, without limitation, as a result of an investigation of certain of the company's competitors currently being conducted by the Department of Justice out of its Philadelphia office), or a change in the interpretation of existing legislation or regulations; (xi) developments in the healthcare industry generally, including the impact of increases in healthcare costs, changes in drug utilization patterns, introductions of new drugs and potential enactment of Medicare outpatient drug benefits; (xii) dependence on key members of management; (xiii) our relationship with New York Life Insurance company, which possesses voting control of the company; (xiv) other risks described from time to time in our filings with the Securities and Exchange Commission. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FINANCIAL TABLES FOLLOW

                              EXPRESS SCRIPTS, INC.

                        Unaudited Statement of Operations
                      (in thousands, except per share data)


                                                                        Three Months Ended June 30,
                                                -----------------------------------------------------------------------
                                                           Actual                                    Pro Forma
                                                -----------------------------------------------------------------------
                                                      2000              1999             2000 (4)              1999 (5)
                                                ---------------    ---------------   ----------------    --------------
Revenues
   Revenues                                     $     1,650,251    $       996,749  $     1,650,251     $       996,749
   Other revenues                                         3,116                ---            3,116                 ---
                                                ---------------    ---------------   ---------------     --------------
                                                      1,653,367            996,749         1,653,367            996,749
                                                ---------------    ---------------   ---------------     --------------
Cost and expenses:
   Cost of revenues(1)                                1,515,964            869,989         1,515,964            869,989
   Selling, general and administrative(2)                87,421             81,897            87,421             81,897
   Corporate restructuring                                  ---              9,400               ---                ---
                                                ---------------    ---------------   ---------------     --------------
                                                      1,603,385            961,286         1,603,385            951,886
                                                ----------------   ----------------  ---------------     --------------
Operating income                                         49,982             35,463            49,982             44,863
Other income (expense):
   Write-down of marketable securities                 (155,500)               ---               ---                ---
   Interest income                                        2,046              1,444             2,046              1,444
   Interest expense                                     (13,183)           (23,231)          (13,183)           (17,070)
                                                ----------------   ----------------  ----------------    --------------
                                                       (166,637)           (21,787)          (11,137)           (15,626)
                                                ----------------   ----------------  ---------------     --------------
(Loss) income before income taxes                      (116,655)            13,676            38,845             29,237
(Benefit) provision for income taxes                    (42,478)             6,658            15,990             12,639
                                                ----------------   ----------------  ---------------     --------------
(Loss) income before extraordinary item                 (74,177)             7,018            22,885             16,598
Extraordinary loss on early retirement
  of debt, net of taxes of $4,144                           ---              6,597               ---                ---
                                                ---------------    ----------------  ---------------     --------------
Net (loss) income                               $       (74,177)              $421    $       22,885     $       16,598
                                                ================   ================  ===============     ==============

Basic (loss) earnings per share:
Before extraordinary item                       $         (1.96)           $  0.20    $         0.60     $         0.43
Extraordinary loss on early retirement
  of debt                                                   ---               0.19               ---                ---
                                                ---------------    ---------------   ---------------     --------------
Net (loss) income                               $         (1.96)           $  0.01    $         0.60               0.43
                                                ================   ===============   ===============     ==============
Weighted average number of common shares
   outstanding during the period - basic                 37,812             34,055            37,812             38,436
                                                ================   ================  ===============     ==============

Diluted (loss) earnings per share:
Before extraordinary item                       $         (1.93)    $         0.20   $          0.59     $         0.42
Extraordinary loss on early retirement
  of debt                                                   ---               0.19               ---                ---
                                                ---------------    ---------------   ---------------     --------------
Net (loss) income                               $        (1.93)    $          0.01   $          0.59               0.42
                                                ================   ================  ===============     ==============

Weighted average number of common shares
   outstanding during the period - diluted               38,507             34,952            38,507             39,334
                                                ================   ================  ===============     ==============

EBITDA(3)                                       $        70,890    $        56,037   $        70,890     $       65,437
                                                ================   ================  ===============     ==============


SEE NOTES TO UNAUDITED STATEMENT OF OPERATIONS


                              EXPRESS SCRIPTS, INC.

                        Unaudited Statement of Operations
                      (in thousands, except per share data)


                                                                        Six Months Ended June 30,
                                                ----------------------------------------------------------------------
                                                           Actual                                    Pro Forma
                                                ---------------------------------     ---------------------------------
                                                      2000              1999             2000 (4)              1999 (5)
                                                ---------------    ---------------   ----------------    --------------
Revenues
   Revenues                                     $     3,122,791$      1,895,836      $     3,122,791$   1,895,836
   Other revenues                                         6,085                ---              6,085               ---
                                                ---------------    ---------------   ----------------    --------------
                                                      3,128,876          1,895,836         3,128,876          1,895,836
                                                ---------------    ---------------   ---------------     --------------

Cost and expenses:
   Cost of revenues(1)                                2,859,027          1,693,636         2,859,027          1,693,636
   Selling, general and administrative(2)               170,792            128,337           170,792            128,337
   Corporate restructuring                                  ---              9,400               ---               ----
                                                ---------------    ---------------   ---------------     --------------
                                                      3,029,819          1,831,373         3,029,819          1,821,973
                                                ----------------   ----------------  ---------------     --------------
Operating income                                         99,057             64,463            99,057             73,863
Other income (expense):
   Write-down of marketable securities                 (155,500)               ---               ---                ---
   Interest income                                        3,427              2,837             3,427              2,837
   Interest expense                                     (27,384)           (29,453)          (27,384)           (23,292)
                                                ----------------   ----------------  ----------------    ---------------
                                                       (179,457)           (26,616)          (23,957)           (20,455)
                                                ----------------   ----------------  ----------------    ---------------
(Loss) income before income taxes                       (80,400)            37,847            75,100             53,408
(Benefit) provision for income taxes                    (27,655)            17,286            30,813             23,267
                                                ----------------   ----------------  ----------------    ---------------
(Loss) income before extraordinary item                 (52,745)            20,561            44,287             30,141
Extraordinary loss on early retirement
  of debt, net of taxes of $4,144                           ---              6,597               ---                ---
                                                ----------------   ----------------   --------------     ---------------
Net (loss) income                               $       (52,745)           $13,964    $       44,287     $       30,141
                                                ================   ================   ==============     ===============
Basic (loss) earnings per share:
Before extraordinary item                       $        (1.39)    $          0.61   $          1.16     $         0.84
Extraordinary loss on early retirement
  of debt                                                  ---                0.19              ---                ---
                                                ---------------    ---------------   ---------------     ---------------
Net (loss) income                               $        (1.39)    $          0.42   $          1.16     $         0.84
                                                ===============    ===============   ===============     ===============

Weighted average number of common shares
   outstanding during the period - basic                 38,068             33,633            38,068             35,847
                                                ================   ================  ===============     ==============

Diluted (loss) earnings per share:
Before extraordinary item                       $        (1.36)    $          0.59   $          1.14     $         0.82
Extraordinary loss on early retirement
  of debt                                                  ---                0.19               ---                ---
                                                ---------------    ----------------  ---------------     --------------
Net (loss) income                               $        (1.36)    $          0.40   $          1.14     $         0.82
                                                ===============    ================  ===============     ==============

Weighted average number of common shares
   outstanding during the period - diluted               38,751             34,553            38,751             36,767
                                                ===============    ================  ===============     ==============

EBITDA(3)                                       $       141,532    $        93,524   $       141,532     $      102,924
                                                ================   ================  ================    ==============


SEE NOTES TO UNAUDITED STATEMENT OF OPERATIONS




                              EXPRESS SCRIPTS, INC.

                        Unaudited Statement of Operations
                                 (in thousands)

                                      Notes
Three months ended June 30

     (1) Includes depreciation and amortization expense of $2,502, $2,216, $2,502, and $2,216, respectively.

     (2) Includes depreciation and amortization expense of $18,406, $18,358, $18,406, and $18,358, respectively.

     (3) EBITDA is earnings before interest, taxes, depreciation and amortization (operating income, excluding one-time items, plus depreciation and amortization). EBITDA is presented because it is a widely accepted indicator of a company's ability to incur and service indebtedness. EBITDA, however, should not be considered as an alternative to net income as a measure of operating performance or an alternative to cash flow as a measure of liquidity. In addition, our definition of EBITDA may not be comparable to that reported by other companies.

     (4) Pro Forma excludes the write-down of the marketable securities and the related tax benefit.

     (5) Pro Forma excludes non-recurring charges for the corporate restructuring and the extraordinary loss on early retirement of debt. Also, the Pro Forma assumes the company's 5,175 common stock offering and $250,000 Senior Notes offering occurred on April 1, 1999.

Six months ended June 30

     (1) Includes depreciation and amortization expense of $5,079, $4,481, $5,079, and $4,481, respectively.

     (2) Includes depreciation and amortization expense of $37,396, $24,580, $37,396, and $24,580, respectively.

     (3) EBITDA is earnings before interest, taxes, depreciation and amortization (operating income, excluding one-time items, plus depreciation and amortization). EBITDA is presented because it is a widely accepted indicator of a company's ability to incur and service indebtedness. EBITDA, however, should not be considered as an alternative to net income as a measure of operating performance or an alternative to cash flow as a measure of liquidity. In addition, our definition of EBITDA may not be comparable to that reported by other companies.

     (4) Pro Forma excludes the write-down of the marketable securities and the related tax benefit.

     (5) Pro Forma excludes non-recurring charges for the corporate restructuring and the extraordinary loss on early retirement of debt. Also, the Pro Forma assumes the company's 5,175 common stock offering and $250,000 Senior Notes offering occurred on April 1, 1999.


                              EXPRESS SCRIPTS, INC.

                             Unaudited Balance Sheet
                                 (in thousands)

                                                           June 30, December 31,
                                                      2000                   1999
                                                ---------------    ------------------------
ASSETS
Current assets
     Cash and cash equivalents                  $       99,835             $       132,630
     Receivables, net                                  845,699                     783,086
     Inventories                                        75,984                     113,248
     Deferred taxes                                     28,466                      32,248
     Prepaid expenses                                    5,758                       5,143
                                                ---------------            ---------------
         Total current assets                        1,055,742                   1,066,355

Property and equipment, net                            112,319                      97,573
Investment in marketable securities                     10,270                     150,365
Goodwill, net                                          984,785                     982,496
Other intangible assets, net                           163,538                     183,420
Other assets                                            10,226                       7,102
                                                ---------------            ---------------

Total assets                                    $    2,336,880             $     2,487,311
                                                ==============             ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Claims and rebate payable                  $      855,839             $       850,630
     Current portion of long-term debt                  42,750                           -
     Accounts payable                                   89,704                     112,731
     Accrued expenses                                  168,592                     136,997
                                                ---------------            ---------------
         Total current liabilities                   1,156,885                   1,100,358

Long-term debt                                         517,908                     635,873
Other long-term liabilities                             32,823                      51,598
                                                ---------------            ---------------
     Total liabilities                               1,707,616                   1,787,829
Total stockholders' equity                             629,264                     699,482
                                                ---------------            ---------------
Total liabilities and stockholders' equity      $    2,336,880             $     2,487,311
                                                ===============            ===============



                              EXPRESS SCRIPTS, INC.

                        Unaudited Statement of Cash Flows
                                 (in thousands)

                                                         Six Months Ended
                                                             June 30,
                                                      2000              1999
                                                ---------------    ---------------
Cash flow from operating activities:
   net (loss) income                            $      (52,745)           $13,964
Adjustments to reconcile net income to
   net cash provided by operating activities:
     Depreciation and amortization                      43,865             30,081
     Loss on write-down of marketable
         securities, net of taxes of $58,468            97,032                ---
     Other                                               9,875              8,371
                                                ---------------    --------------
Net cash provided by operating
   activities                                           98,027             52,416
                                                ---------------    --------------

Cash flows from investing and financing activities:
     Purchase of property and equipment                (26,514)           (16,178)
     Acquisition                                           ---           (717,886)
     Net proceeds from long-term debt                      ---          1,288,815
     Repayment of long-term debt                       (75,069)          (924,770)
     Issuance of Class A Common Stock                      ---            299,312
     Repurchase of Class A Common Stock                (30,247)               ---
     Other                                               1,008            (22,015)
                                                ---------------    --------------
Net cash (used in) investing and
   financing activities                               (130,822)           (92,722)
                                                ---------------    --------------
Net (decrease) in cash and cash equivalents            (32,795)           (40,306)

Cash and cash equivalents at beginning
   of period                                           132,630            122,589
                                                ---------------    ---------------
Cash and cash equivalents at end
   of period                                    $       99,835     $       82,283
                                                ===============    ===============



                              EXPRESS SCRIPTS, INC.

                          Unaudited Non-Financial Data
                     (in thousands, except percentage data)


                                                                 Three Months Ended
                                                                      June 30,
                                                -----------------------------------------------------
                                                     2000(1)          1999 (2)           % Change
                                                ---------------    ---------------   ----------------
Drug spending                                   $    2,880,271     $    2,302,757           25.1%

Pharmacy network claims processed                       58,176             55,909            4.1%

Mail pharmacy prescriptions filled                       3,701              2,304           60.6%


                                                                  Six Months Ended
                                                                      June 30,
                                                -----------------------------------------------------
                                                     2000(1)          1999 (2)           % Change
                                                ---------------    ---------------   ----------------
Drug spending                                   $    5,463,172     $    3,753,239           45.6%

Pharmacy network claims processed                      117,590             91,936           27.9%

Mail pharmacy prescriptions filled                       7,216              4,583           57.5%


                                          Selected Ratio Analysis
                                            As of June 30, 2000

                                                  Actual          Pro Forma(6)

 Net debt to EBITDA ratio(3)                        1.8x               1.7x
 Interest coverage ratio (3)                        4.4x               4.7x
 Debt to enterprise value                          19.3%              19.3%
 Net debt to net capitalization                    42.3%              42.3%
 Cash value per share(4)                           $2.64              $2.64
 Book value per share (5)                         $16.64             $16.64

     (1) Drug spending and pharmacy network claims processed exclude UHC. Drug spending and pharmacy network claims processed for UHC were $1,092,030 and 21,030, respectively for the three months ended June 30 and $2,000,938 and 41,634, respectively for the six months ended June 30.

     (2) Drug spending and pharmacy network claims processed exclude UHC. Drug spending and pharmacy network claims processed for UHC were $778,768 and 20,578, respectively

     (3) Uses financial information for the twelve months ended June 30, 2000.

     (4) Represents cash divided by 37,821 shares outstanding at June 30, 2000.

     (5) Represents stockholders' equity divided by 37,821 shares outstanding at June 30, 2000.

     (6) Pro Forma excludes non-recurring charges, the write-down of marketable securities, the gain and loss on the sale of assets and the extraordinary loss on early retirement of debt.